Exhibit 99.1 Financial Statements

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
American Housing Income Trust, Inc.
Phoenix, Arizona

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of The Single Family Residences in Tucson, Arizona (the "Homes"), for the year ended December 31, 2014. Management is responsible for the preparation and fair presentation of this Statement. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of The Single Family Residences in Tucson, Arizona in conformity with accounting principles generally accepted in the United States of America.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of American Housing Income Trust, Inc. Inc.) as discussed in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Homes' revenues and expenses.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
Houston, Texas
August 14, 2015

THE SINGLE FAMILY RESIDENCES IN TUCSON, ARIZONA STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES For the Three Months Ended March 31, 2015 (Unaudited) and Year Ended December 31, 2014

	Three Months
	Ended	Year Ended
	March 31,	December 31,
	2015	2014
	(Unaudited)
Revenues:
Rental revenue	$32,730	$126,156

Certain operating expenses:
Property operating and maintenance	5,582	7,962
Real estate taxes and insurance	6,174	24,694
Total certain operating expenses	11,756	32,656

Revenues in excess of certain operating expenses	$20,974	$93,500

See accompanying notes to statements of revenues and certain operating expenses.

THE SINGLE FAMILY RESIDENCES IN TUCSON, ARIZONA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2015 (unaudited) and for the Year Ended December 31, 2014

(1) Basis of Presentation

On August 3, 2015, American Housing Income Trust, Inc. (the "Company") acquired nine single family residences (the "Homes") located in Tucson, Arizona, from Valfre Holdings, LLC, an unrelated third party.

The accompanying statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and operating expenses of the Homes, exclusive of interest expense, depreciation and amortization, management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Homes.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2015 included in this report is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(2) Significant Accounting Policies

Revenue Recognition

The Homes's operations consist of rental revenue earned from nine tenants under individual leasing arrangements for each property for rent. Rental revenue is recognized when due from residents and is recognized monthly as it is earned.

Property Operating and Maintenance

Property operating and maintenance expenses represent the direct expenses of operating the Homes and consist primarily of utilities, repairs and maintenance, and other operating expenses that are expected to continue in the proposed future operations of the Homes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

(3) Rental Revenue

The aggregate annual minimum cash payments to be received on the operating leases in effect as of December 31, 2014 are as follows:

Year ending	Amount
December 31
2015	$133,140
2016	63,140

Total	$196,280

Total minimum future rental revenue represents the base rent that the tenant is required to pay under the terms of its lease in effect at December 31, 2014 exclusive of charges for operating expenses and real estate taxes.

(4) Subsequent Events

Management has evaluated all events and transactions that occurred after December 31, 2014 through August 14, 2015, the date which the statement was available to be issued, and noted the following reportable event:

a) On August 3, 2015, the "Company" and Valfre Holdings, LLC, an Arizona limited liability company, and James A. Valfre and Pamela J. Valfre, f/k/a Pruitt (collectively, "Valfre") closed on the Company's acquisition of the Homes through an umbrella limited liability partnership organized in Maryland called "AHIT Valfre, LLP" ("AHIT Valfre") for a total consideration of $1,735,734.